Exhibit 10.3

SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION is dated as of 11/18/25, 2025 (the “Settlement Date”) by and between Kartoon Studios, Inc. (“TOON” or the “Company”), a corporation formed under the laws of the State of Nevada, and Continuation Capital, Inc., (“CCI”), a Delaware Corporation.

BACKGROUND:

WHEREAS, there are bona fide outstanding liabilities of the Company in the principal amount of not less than $968,612.79 and

WHEREAS, CCI acquired such liabilities on the terms and conditions set forth in the annexed Claim Purchase Agreement(s), subject however to the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, CCI and TOON desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the parties hereto agree as follows:

1.          Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ACQUIRED LIABILITIES” shall mean the partial or fully paid for portion of the Claim Amount.

“AGREEMENT” shall have the meaning specified in the preamble hereof.

“CLAIM AMOUNT” shall mean $968,612.79 (Subject to any applicable discounts pursuant to the annexed Claims Purchase Agreements).

“COMMON STOCK” shall mean the Company’s common stock, $.001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“COURT” shall mean Circuit Courts within the Twelfth Judicial Circuit of Florida.

“DRS” shall have the meaning specified in Section 3b.

“DTC” shall have the meaning specified in Section 3b.

“DWAC” shall have the meaning specified in Section 3b.

“FAST” shall have the meaning specified in Section 3b.

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“PARTY or PARTIES” shall mean Continuation Capital, Inc. “CCI” or “Purchaser” and/or “Kartoon Studios, Inc., “TOON” or “Company”.

“PRINCIPAL MARKET” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, CBOE, OTC Markets, OTC Pink, the Over the Counter Bulletin Board, QB marketplace, the NYSE American or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“PURCHASE PRICE” shall mean $968,612.79.

“SALE PRICE” shall mean the Sale Price of the Common Stock on the Principal Market.

“SELLER” shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

“SHAREHOLDER APPROVAL” shall mean such approval as may be required by the applicable rules and regulations of the NYSE American (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Settlement Agreement and Stipulation, including the issuance of that portion of the shares of Common Stock which are in excess of 19.99% of the issued and outstanding Common Stock on the Settlement Date inclusive of any applicable aggregated financing transactions.

“TRADING DAY” shall mean any day during which the Principal Market shall be open for business.

“TRANSFER AGENT” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

2.       Fairness Hearing. Upon the execution hereof, Company and CCI agree, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the “Act”), to expeditiously submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”) and approval of the NYSE American of the issuance of the Settlement Shares.

3.       Settlement Shares. Following entry of an Order by the Court in accordance with Paragraph 2 herein and approval of the NYSE American of the issuance of the Settlement Shares, Company shall issue and deliver to CCI shares of its Common Stock (the “Settlement Shares”) as follows:

a.       In settlement of the Claims, Company shall initially issue and deliver to CCI, in one or more tranches as necessary at the discretion of CCI and subject to paragraph 3(d) herein, shares of Common Stock (the “Initial Issuance”), subject to adjustment and ownership limitations as set forth below, sufficient to satisfy the compromised amount of 1.75 shares of Common Stock for each dollar of Acquired Liabilities) through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act (the “Settlement Shares”).

b.       No later than the first business day following the later of (i) the date that the Court enters the Order, time being of the essence and (ii) the date the NYSE American approves the issuance of the Settlement Shares, the Company shall: (i) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Company’s stock transfer agent in the form annexed hereto as Exhibit B; and (ii) issue and deliver to CCI Settlement Shares in one or more tranches as necessary at discretion of CCI, as Direct Registration Systems (DRS) shares to CCI’s account with the Depository Trust Company (DTC) or through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal at Custodian (DWAC) system, without any legends or restrictions on transfer, sufficient to satisfy the compromised amount, through the issuance of freely trading securities issued pursuant to Section 3(a)10 of the Securities Act. Pursuant to this agreement, CCI may deliver a request to TOON either directly or through Company’s Transfer Agent pursuant to Exhibit “B” which states the dollar amount (designated in U.S. dollars) of Common Stock to be issued to CCI (the “Share Request” or “Conversion Notice”). The date upon which the first tranche of the Initial Issuance shares have been received into CCI’s account and are available for sale by CCI shall be referred to as the “Issuance Date”. Additionally, the Company shall be fully responsible for all of the Transfer Agent’s costs for each and every conversion of the Settlement Shares pursuant to this section which shall be promptly paid upon request by said Transfer Agent of TOON. The Company shall promptly upon request by CCI, authorize the Company’s Transfer Agent to provide CCI with the Company’s current Share Structure, including, but not limited to the Company’s current Issued and Outstanding shares at any time upon the request of CCI to the Company’s Transfer Agent.

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c.       the Company shall deliver to CCI, through the Initial Issuance and any required Additional Issuance at the discretion of CCI and subject to paragraph 3(d) and (e) herein, that number of shares (the “Final Amount”) with an aggregate value equal to 1.75 shares of Common Stock for each dollar of Acquired Liabilities.

d.       Notwithstanding anything to the contrary contained herein, it is the intention of the parties that the Settlement Shares beneficially owned by CCI at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by CCI, or deemed beneficially owned by CCI, would result in CCI owning more than 4.99% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In compliance therewith, the Company agrees to deliver the Initial Issuance and any Additional Issuances in one or more tranches. Furthermore, Company shall not under any circumstances issue that portion of the shares of Common Stock in settlement of the claim which are in excess of 19.99% of the issued and outstanding Common Stock of Company on Settlement Date inclusive of any applicable aggregated financing transactions without Shareholder Approval notwithstanding the agreement of the Parties that Shareholder Approval shall not be sought in settlement of this claim. The parties also agree that at no time shall CCI directly or indirectly sell or commit to sell more than 25% average share volume of Common Stock within the proceeding 10 trading day period of time, without prior written authorization from TOON.

e.       For the avoidance of doubt, the price used to determine the number of shares of Common Stock to be delivered pursuant to any Share Request shall be rounded up to the nearest decimal place of .00001.

4.       Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5.       Releases. Upon receipt of all of the Settlement Shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations, representations, indemnifications pursuant to paragraph 16 herein and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. This Settlement shall be deemed concluded upon receipt of all of the Settlement Shares pursuant to the terms and conditions of this Agreement. Nothing contained herein shall be deemed to negate or affect CCI’s right and title to any securities heretofore issued to it by Company or any subsidiary of Company. Upon acquisition of the liabilities, CCI received certain releases of the Company and its officers and directors from any claims with respect to the liabilities and the payment thereof as reflected in the attached Claims.

6.       Representations. Company hereby represents, warrants and covenants to CCI as follows:

a.       There are one hundred ninety million (190,000,000) shares of Common Stock of the Company authorized of which approximately fifty three million eight hundred ninety six thousand seven hundred fifty five (53,896,755) Shares of Common Stock are issued and outstanding, and approximately twenty seven million seven hundred fifty three thousand nine hundred eighty one (27,753,981) Shares of Common Stock reserved and one hundred eight million three forty nine thousand two hundred sixty four (108,349,264) Shares of Common Stock are available for issuance pursuant hereto;

b.       The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

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c.       The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d.       The Company shall initially reserve from its duly authorized capital stock a number of shares of Common Stock at least equal to the number of shares that could be issued pursuant to the terms of the Order and that Company shall initially reserve at its transfer agent, at a minimum one million seven hundred five thousand and seventy one (1,705,071) shares in order to ensure that it can properly carry out the terms of this agreement, which may only be released to Company once all of the Settlement Shares have been delivered pursuant to this agreement and Company’s obligations are otherwise fully satisfied. In the event that Company effectuates a reverse split of Company’s Common Stock while any obligations are owed to CCI pursuant to this Agreement by Company, then the reserve shares shall be proportionately adjusted;

e.       If at any time it appears reasonably likely that there may be insufficient authorized shares and/or reserve shares to fully comply with the Order, Company shall promptly commence taking action to increase its authorized shares and/or reserve shares to ensure its ability to timely comply with the Order;

f.       As of the date of this Agreement the execution of this Agreement and performance of the Order by Company and CCI will not (1) conflict with, violate or cause a breach or default under any agreements between Company and any creditor (or any affiliate thereof) related to the account receivables comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained other than consent of the NYSE American;

g.       Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

h.       The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i.       The corporate issuance shall be made without preferential subscription rights of the existing Shareholder’s or holders of Securities granting access to the Company’s capital;

j.       This Settlement Agreement and Stipulation shall be subject to all required corporate authorizations by the Company;

k.       The execution, delivery and performance of this Agreement by Company has been duly authorized by all requisite action on the part of Company and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly executed and delivered by Company;

l.       Company did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of Company’s common stock or other securities;

m.       There has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims. There is no action based on the Claims that is currently pending in any court or other legal venue, and no judgments based upon the Claims have been previously entered in any legal proceeding with the exceptions as contained in the Claim Purchase Agreements;

n.       There are no taxes due, payable or withholdable as an incident of Seller’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claims;

o.       Seller was not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Act, except as represented within the Claim Purchase Agreements.

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p.       Company is operational and is a non-shell company within the meaning of Rule 405 and all applicable Securities Rules and Regulations pertaining thereto;

q.       Company represents that Seller is not, directly or indirectly, utilizing any of the proceeds received from CCI for selling the Claims to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

r.       Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and

s.       Seller will not, directly or indirectly, receive any consideration from or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of selling the Claims;

t.       Company represents that each Claim being purchased pursuant hereto is a bona-fide Claim against the Company and that the invoices or written contract(s)/promissory notes underlying each Claim are accurate representations of the nature of the debt and the amounts owed by the Company to Seller;

u.       The Company’s executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company. The Board of Directors of the Company has further given its consent for each issuance of shares of stock pursuant to this agreement

v.       None of the transactions agreements or proceedings described above is part of a plan or scheme to evade the registration requirements of the Securities Act and TOON and CCI are acting and has acted in an arms length capacity.

7.       Continuing Jurisdiction. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

8.       Conditions Precedent/ Default.

a.       If Company shall default in promptly delivering the Settlement Shares to CCI in the form and mode of delivery as required by Paragraphs 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

b.       If the Order shall not have been entered by the Court on or prior to ninety (90) days after execution of this agreement;

c.       If the Company shall fail to comply with the Covenants set forth in Paragraph 14 hereof;

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d.       If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against the Company; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited; or, minimum prices shall have been established for securities traded on the Principal Market, or CCI’s selling broker, or for eligiblity for delivery via DTC or DWAC; or any portion of the Common Stock is for any reason not eligible or unable to be deposited and/or cleared through CCI’s broker, brokerage account and/or clearing agent for trade without restriction on the Principal Market pursuant to the requirements of this Agreement; or the Common Stock is no longer eligible for book transfer delivery via DWAC; or the Company is delinquent or has not made its required Securities and Exchange Commission filings or disclosures in whole or in part; or if it appears reasonably likely at any time, in the judgment of CCI, that in excess of 19.99% of the issued and outstanding Common Stock of the Company on Settlement Date inclusive of any aggregated financing transactions, could be issued to CCI in settlement of the Claims; or if Shareholder Approval is required at any time with respect to the transactions contemplated by the Settlement Agreement and Stipulation; or if any time, the Sale Price for the Company’s Common Stock drops to at or below $0.57 (which price shall be proportionately adjusted in the event of a reverse split); or if at any time, the thirty (30) day average volume of the trading of the Company’s Common Stock drops to at or below one hundred seventy five thousand (175,000) shares per day; or there shall have been any material adverse change (i) in the Company’s finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of CCI, makes it impracticable or inadvisable to trade the Settlement Shares; and such suspension, limitation or other action is not cured within three (3) trading days; then the Company shall be deemed in default of the Agreement and Order and this Agreement and/or any remaining obligations, in whole or in part, of CCI pursuant to this Agreement shall be voidable in the sole discretion of CCI, unless otherwise agreed by written agreement of the parties;

e.       In the event that the Company fails to fully comply with the conditions precedent as specified in paragraph 8 a. through d. herein, or the Conditions Precedent are not fully met or satisfied then the Company shall be deemed in default of the agreement and CCI, at its option and in its sole discretion, may declare Company to be in default of the Agreement and Order in whole or in part, and this Agreement and/or any remaining obligations of CCI, in whole or in part pursuant to this Agreement shall be voidable in the sole discretion of CCI, unless otherwise agreed by written agreement of the parties. In said event, CCI shall have no further obligation to comply with the terms of this agreement and can thus opt out of making any remaining payments, in whole or in part, if applicable, not previously made to creditors as contemplated by the Claims Purchase Agreements as referenced in schedule A. In the event Company is declared to be in default in whole or in part, Company shall remain fully obligated to comply with the terms of this Settlement Agreement and Stipulation for issuance of shares of stock to CCI for any amount of debt previously purchased and paid for by CCI pursuant to the terms of this Settlement Agreement and Stipulation, Schedule A, as well as Order Approving same required hereby and any amount of debt subsequently purchased and paid for by CCI in the event of a partial default. In CCI’s sole discretion, CCI may declare a partial default pursuant to the terms of this Agreement, including, but not limited to Company’s full compliance and satisfaction of its obligations and Conditions Precedent herein as it relates to Purchase of the Claims as more particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the “Claims”). In the event that a partial default is declared, then the remaining obligations of CCI and Company pursuant to this Agreement, shall remain in full force and effect unless otherwise defaulted.

9.       Information. Company and CCI each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

10.       Ownership and Authority. Company and CCI represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and/or that each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

11.       No Admission. This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions and any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

12.       Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

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13.       Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement. Company further represents and warrants that they have had corporate legal counsel review and agree to the terms of this Agreement independent of counsel of their choosing to represent Company at any fairness hearing or hearings to approve this Agreement.

14.        Covenants.

a.       For so long as CCI or any of its affiliates holds any shares of Common Stock, neither Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) causing a class of securities of Respondent to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (2) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (3) terminating its Transfer Agent without providing 5 days’ notice to CCI, (4) taking any action which would impede the purposes and objects of this Settlement Agreement or (5) effectuating or taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

b.       Immediately upon the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement, within the time period required by the Securities and Exchange Commission rules. The Company shall further immediately file such additional SEC filings as may be or are required in respect of the transactions.

c.       CCI hereby covenants that they have not provided any funds or other consideration to the Company and have no intent to do so. In no event shall any of the funds received from the sale of shares of the Company in reliance upon the Court Order be used to provide any consideration to the Company or any affiliate of the Company.

15.       Indemnification. Company covenants and agrees to indemnify, defend and hold CCI and its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates harmless arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by the Seller or Shareholders of the Company and further, harmless against any charges, claims, suits, losses, expenses, damages, obligations, fines, judgments, liabilities, costs and expenses (including actual costs of investigation and reasonable attorney’s fees) whether brought by an individual or entity or imposed by a court of law or by administrative action of any Federal, State or Local governmental body or agency, administrative agency or regulatory authority related to arising in any manner out of, based upon or in connection with (a) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated herein or (b) the inaccuracy or breach of any covenant, representation or warranty made by the Company contained herein or (c) any transaction, proposal or any other matter contemplated herein. The Company will promptly reimburse the indemnified parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matter contemplated by this Agreement, or any action or proceeding arising therefrom, whether or not such indemnified party is a formal party to any such proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal of has been denied) which resulted primarily from the willful misconduct of an indemnified party or the willful violation of any securities law or regulations by the indemnified party. The Company further agrees that it will not compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not CCI or any indemnified party is an actual or potential party to such proceeding), unless such settlement, compromise or consent includes an unconditional release of CCI and each other indemnified party hereunder from all liability arising out of such proceeding. In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Indemnification Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and (the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims and damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable.

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The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with CCI’s agreement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely or in part from the willful misconduct of such Indemnified Party or the willful violation of any securities laws or regulations by an Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company set forth herein shall be in addition to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

16.       Legal Effect. The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, shall supersede all prior written or oral between the parties, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after having been so advised.

17.       Mutual Drafting. Each party has participated jointly in the drafting of this Agreement which each party acknowledges is the result of negotiation between the parties and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

18.       Failure or Indulgence Not Waiver. No failure or delay on the part of CCI in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

19.       Waiver of Defense. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonable attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys’ fees, expenses and costs.

20.       Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

21.       Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sitting in the Twelfth Judicial Circuit, State of Florida.

22.       Exclusivity. For a period of the later of one hundred eighty (180) days from the date of the execution of this Agreement or upon CCI’s final sale of all shares of stock issued pursuant hereto subsequent to final adjustment; (a) Company and its representatives shall not enter into any exchange transaction under Section 3(a)(10) of the Securities Act nor directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to any liabilities, or any financial transaction having an effect or result similar to the transactions contemplated hereby without the express written consent of CCI; and (b) CCI shall have the exclusive right to negotiate and execute definitive documentation embodying the terms set forth herein and other mutually acceptable terms.

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23.       Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

24.       NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.                   the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

b.                   the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.                   the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

d.                   delivery by email upon delivery,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:

Kartoon Studios, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, California 90210

Attn: Brian Parisi, CFO

Telephone No.: (310) 273-4222

E-mail: brian@kartoonstudios.com

with a copy to:

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Leslie Marlow

Telephone No.: (212) 885-5358

E-mail: leslielmarlow@blankrome.com

And:

Continuation Capital, Inc.

4054 Sawyer Road

Sarasota, Florida 34233

Attn: Charles N. Cleland, Jr.

Telephone No.:

Email:cnc@continuecap.com

with a copy to:

[Signature page to follow]

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IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

Kartoon Studios, Inc.

By: /s/ Michael Jaffa

Name: Michael Jaffa

Title: COO

Continuation Capital, Inc.

By: /s/ Charles N. Cleland, Jr.

Name: Charles N. Cleland, Jr.

Title: President

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EXHIBIT A

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT

IN AND FOR ____________ COUNTY, FLORIDA

Continuation Capital, Inc.,

a Delaware Corporation,

Petitioner,

v. Case No.

Kartoon Studios, Inc.,

a Nevada Corporation,

Respondent.

_______________________________/

ORDER GRANTING APPROVAL OF

SETTLEMENT AGREEMENT AND STIPULATION AND FOR DECLARATORY RELIEF

This matter having come on for a hearing on the ___ day of _________, 2025, to approve the Settlement Agreement entered into as of ________ ___, 2025 between Petitioner, Continuation Capital, Inc. (“Petitioner”) and Respondent, Kartoon Studios, Inc. (“Respondent” and collectively with Petitioner, the “Parties”), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation and being otherwise fully advised in the premises, the Court hereby finds as follows:

1.       The Court has been advised that the Parties intend that the sale of the Shares (as defined by the Settlement Agreement and, hereinafter, the “Shares”) to and the resale of the Shares by Petitioner in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon
Section 3(a)(10) of the Securities Act based upon this Court’s finding herein that the terms and conditions of the issuance of the Shares by Respondent to Petitioner are fair to Petitioner;

2.       The hearing having been scheduled upon the consent of Petitioner and Respondent; Petitioner has had adequate notice of the hearing and Petitioner is the only party to whom Shares will be issued pursuant to the Settlement Agreement;

3.       The terms and conditions of the issuance of the Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Petitioner, the only party to whom the Shares will be issued;

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4.       The fairness hearing was open to Petitioner. Petitioner was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

It is hereby ORDERED, ADJUDGED and DECLARED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Shares to Petitioner and the resale of the Shares in the United States by Petitioner, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933. The Settlement Agreement and Stipulation entered into between the parties is hereby approved and the parties are ordered to comply with same. The Circuit Court of the Twelfth Judicial Circuit in and for _____________ County, Florida reserves jurisdiction over the parties to this action as well as the subject matter herein for purposes of contempt and enforcement of the Settlement Agreement and Stipulation as well as for such other purposes as allowed by law.

SO ORDERED, this ___ day of ___________, 2025.

____________________________________

The Honorable _________________

Conformed copies to:

, Esq.

, Esq.

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EXHIBIT B

[To be reprinted on Company letterhead]

Date

TRANSFER AGENT.

ADDRESS

Ladies and Gentlemen:

Kartoon Studios, Inc. (the “Company”) and Continuation Capital, Inc. (the “Investor”) have entered into a 3(a)(10) Settlement (the “Agreement”) in the principal amount of $968,612.79 (the “Settlement”).

A copy of the Settlement is attached hereto. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of Common Stock (“Common Stock”) of the Company (initially, 1,705,071 shares for this specific transaction) for issuance upon full conversion of the Settlement in accordance with the terms thereof. You shall have no duty or obligation to confirm the accuracy of the Investor’s calculations relating to the number of shares to be reserved and are hereby irrevocably authorized and instructed to increase the number of shares reserved as requested by the Investor without any further action or confirmation by the Company.

The ability to convert and sell the shares issued in the Settlement in a timely manner is a material obligation of the Company pursuant to the Settlement. Your firm is hereby irrevocably authorized and instructed to first issue shares of Company Common Stock (without any restrictive legend) to the Investor from the Transfer Agent Reserve to the extent that same are available and not from the Company’s authorized and unissued shares (unless and until there are no Transfer Agent Reserve shares available for issuance other than from Company’s authorized and unissued shares ) without any further action or confirmation by the Company: (A) upon your receipt from the Investor of: (i) a notice of conversion (“Conversion Notice”) executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not “restricted securities” as defined in Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Company. Furthermore, Company hereby authorizes the Transfer Agent to disclose to Company and Investor, upon Company and Investor’s request, the Company’s share structure including, but not limited to, the Company’s authorized shares, outstanding shares, reserved shares, the number of shares available for issuance and the balance of reserve shares reserved for Investor at the time of any such request.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Company Common Stock pursuant to any Conversion Notices received from the Investor. The Investor understands they are responsible for any related Transfer Agent fees associated with conversion requests.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.  You shall have no liability to the Company or the Investor in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

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The Investor and the Company understand that you shall not be required to process any issuances or transfers of shares if such an issuance or transfer of shares be in violation of any state or federal securities laws or regulation or if such an issuance or transfer of shares be prohibited or stopped as required or directed by a court order.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. Furthermore, if the company decides to switch or terminate the current Transfer Agent, 30 day notice of termination must be given.

You are also authorized to release any information you deem necessary towards processing clearing and settlement of the shares arising from this reservation.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

________________________________________________

Kartoon Studios, Inc.

By:

Title:

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SCHEDULE A CLAIMS

Company	Nature of Claim	Payment to be made pursuant to the respective Claims Purchase Agreements annexed hereto	Total Debt
Hosted Advantage		$462,636.79	$462,636.79
Infinite Frameworks		$438,976.00	$438,976.00
Crescendo Communications		$67,000.00	$67,000.00

TOTALS		$968,612.79	$968,612.79

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